Exhibit 23.1




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               Consent of Independent Certified Public Accountants







Board of Directors
First Robinson Financial Corporation
501 East Main Street
Robinson, Illinois 62454


Gentlemen:

     We consent to the incorporation by reference in the registration statement on Form S-8, pertaining to First Robinson Financial Corporation's Recognition and Retention Plan, of our report dated April 22, 1998, on our audits of the consolidated financial statements of First Robinson Financial Corporation for the years ended March 31, 1998, and October 31, 1997 and 1996 which report is incorporated by reference in the Annual Report on Form 10-KSB.




                                             /s/ Larsson, Woodyard & Henson, LLP


Paris, Illinois
August 5, 1998